Exhibit 10.14

LEASE AGREEMENT

This Lease Agreement (hereinafter the "Agreement"), dated effective as of September 30, 2015, is between Kiowa Oil Company (“Kiowa”), (hereinafter called "Lessor"), and West Texas Resources, Inc. (“Lessee”), (hereinafter called "Lessee").

In consideration of the promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Lease Agreement

1.1 Lease Agreement. Lessor does hereby agree to lease Lessee and Lessee does hereby agree to lease from Lessor, the Subject Interests (as hereinafter defined), for a period of five (5) years, pursuant to and in accordance with the terms and conditions of this Agreement. In addition, the Lessor hereby grants Lessee the right to exercise at least ninety (90) days prior to the end of this five (5) year Lease term, one (1) additional five (5) year option to Lease the Subject Interests for an additional payment on the same terms as set forth below.

1.2 Subject Interests. Except as expressly provided elsewhere in this Agreement to the contrary, all of the following shall herein be called collectively the "Subject Interests" and individually a "Subject Interest":

(a) 100% of all of the Lessor's rights, titles and interests in, to and under the oil and gas leases, and other contracts described or referenced in Schedule 1, attached hereto and made a part hereof (hereinafter collectively called the "Leases"), together with all of Lessor's rights, titles and interests in and to all property, interests and rights incident or in any way relating to the Leases or which are useful or appropriate in exploring for, developing, operating, producing, treating, storing, marketing and transporting oil, gas and other minerals in, under and that may be produced from the Leases, including but not limited to all contracts, operating agreements, participation agreements, division orders, rights-of-way, easements, licenses, permits and orders except for the leases which have already been leased by the Lessor;

(b) Without limiting and in addition to the foregoing, 100% of all of Lessor's rights, titles and interests in and to the lands covered by the Leases and the lands described in Schedule 1 (the "Lands"), and in and to all oil and gas leases, working interests, contractual rights and all other interests and property of every kind and character, insofar as the same cover or relate to such Lands, and the physical property thereon or used or obtained for use in connection therewith even though such rights, titles and interests be incorrectly or insufficiently described or referred to in, or a description thereof be omitted from, Schedule 1 which will exclude the Lands, Subject Interests or Leases which have previously been leased by Lessor;

1.3 Effective Time. The "Effective Time", as used in this Agreement, shall mean as of September 30, 2015 12:01 a.m., local time where the Subject Interests are located, on the day immediately following the Closing Date. All operating and other costs, expenses and charges attributable to the Subject Interests incurred prior to the Effective Time shall be the responsibility and obligation of Lessor and all operating and other costs, expenses and charges attributable to the Subject Interests and incurred at or after the Effective Time shall be the responsibility and obligation of Lessee. Lessor shall be entitled to all of the proceeds from the lease of the Subject Interests, prior to the Effective Time, of production attributable to the Subject Interests. Lessee shall be allowed to begin work on the property and sell any production obtained, after closing. Lessee shall be entitled to all production and proceeds from the sale of production attributable to the Subject Interests attributable to the period of time after the Effective Time as of the acceptance of the security deposit, excluding any gas imbalances due Lessor and any oil stocks in tanks as of the Effective Time which shall belong to the Lessor. Lessor shall retain any obligations of Lessor to account to others for any under or over payment of production revenues attributable to the Subject Interests prior to the Effective Time.

1.4 Lessee's Evaluation. Lessee acknowledges that it has made an independent evaluation of the Subject Interests and that Lessor has made no statements, warranties, or representations concerning the present or future value of the anticipated income, costs, or profits, if any, to be derived from the Subject Interests or the condition, quality, or fitness of any of the reservoirs, wells, platforms, jackets, quarters, machinery, equipment, appurtenances, or other facilities. Any and all data, information and other materials furnished by Lessor have been provided to Lessee as a convenience and, except as set forth in Section 4. 1 (d) of this Agreement, Lessor has made no representations or warranties as to the accuracy thereof. Pending Closing, Lessee shall be entitled to conduct such further evaluations, investigations, inspections and due diligence as Lessee may desire, including the right to inspect the Subject Interests at reasonable times upon advance notice to Lessor.

1

1.5 Condition. The Subject Interests are leased AS IS, WHERE IS, WITH ALL FAULTS, without any statutory, express or implied warranty of merchantability or fitness for a particular purpose, or any other legal warranty (which warranties are expressly disclaimed) except for the representations, warranties and other provisions expressly set forth in this Agreement or in documents delivered pursuant thereto and except that Lessor warrants its title as against the claims and demands of others lawfully claiming the same by, through or under Lessor but not otherwise and assigns to Lessee the right of full substitution and subrogation in and to any and all rights and actions of warranty which Lessor may have against any and all preceding owners and vendors of the Subject Interests.

ARTICLE II

Purchase Price and Adjustments

2.1 Price. The purchase price for 100% of the Subject Interests under this Lease Agreement shall be One Hundred Thousand Dollars ($100,000), subject to adjustment based as provided herein (“Purchase Price”) and a fifteen percent (15%) royalty interest in all the Subject Interests leased herein. On or before the Closing Date, or as soon thereafter as possible, Lessee may obtain an independent valuation of the fair market value of the Subject Interests by an independent and qualified oil and gas valuation firm that is mutually acceptable to the Lessor and Lessee. Lessee shall be responsible for the payment of the fees and costs of the valuation firm. The valuation firm shall determine the present fair market value of the Subject Interests expressed in U.S. dollars and upon the determination of such value the Purchase price shall be adjusted to equal the amount of the Valuation. If Lessee fails to obtain such valuation in a timely manner than the Purchase Price shall be $100,000, plus the fifteen percent (15%) royalty interest.

2.2 Payment. The Purchase Price shall be paid by Lessee in shares of Lessee’s $0.001 par value common stock (“Common Stock”) as set forth herein. Upon the final determination of the Purchase Price pursuant to Section 2.1, Lessee shall issue to Lessor a number of shares (“Purchased Shares”) of Common Stock equal to the Purchase Price divided by $0.50. In other words, Lessor will accept as full and fair consideration for the Subject Interests the Purchased Shares at the rate of $0.50 per share.

2.3 Prorations and Adjustments.

(a) Ad valorem taxes assessed against the Subject Interests for the year 2015 shall be prorated to the Closing Date, such proration to be calculated and paid by the parties in their prorated shares of Common Stock upon receipt of the tax statement (June 2016). Thereafter, Lessee shall pay all such ad valorem taxes during the term of this five (5) year Lease.

(b) Utility services shall be transferred from Lessor to Lessee as of the Effective Time, and if the meters are not read as of the Effective Time then the interim utility billing shall be equitably prorated between the parties. Lessee shall be responsible for posting any security or service deposits required by the utility provider(s) during the five (5) year term of this Lease or any extension of the five (5) year term.

ARTICLE III

Lessor's Representations and Warranties

3.1 Lessor represents and warrants, to and in favor of Lessee, as follows:

(a) The execution, delivery and performance of this Lease Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Lessor. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of any agreement or document to which Lessor is a party or by which Lessor is bound.

(b) Lessor has not incurred any liability, contingent or otherwise, for brokers or finder’s fees relating to the transactions contemplated by this Agreement for which Lessee shall have any responsibility.

2

(c) There is no material uncured event of default by Lessor, which has occurred under any agreement, document, order, law, rule or regulation, which uncured event of default by Lessor would adversely affect the value of the Subject Interests.

(d) No material adverse information in the possession of or known to Lessor affecting Lessor's ability to lease the Subject Interests has been or will be withheld from Lessee or Lessee's representatives.

(e) The Subject Interests are not currently subject to any preferential right to purchase by any third person and there are no consents, except those consents to assign required by Lessor, authorizations or approvals of third persons required in connection with the lease of the Subject Interests to Lessee.

(f) Schedule 1 attached hereto and made a part hereof sets forth all contracts and agreements applicable to the Subject Interests. Lessor owns, and shall lease to Lessee, its interest therein subject to a 15% royalty interest retained by Lessor.

(g) There is no judgment, order, decree or award, or suit, action or administrative, arbitration or other proceeding (including but not limited to bankruptcy proceedings) or governmental investigation of any kind in existence or pending or to Lessor's knowledge threatened against or relating to Lessor or which may have an adverse effect on the Subject Interests or the leasing thereof or the value thereof, and Lessor has not received or been advised of any unsatisfied request for information, notice, administrative inquiry or claim (including, but not limited to, those from the U.S. Environmental Protection Agency or a state or local environmental agency) with respect to any of the Subject Interests.

(h) Lessor has not created or suffered to exist any lien, security interest or encumbrance against, upon or with respect to the Subject Interests, which will not be released as of the Effective Time.

(i) Lessor has not entered into any contract or agreement for the lease of any of the Subject Interests to any third person or which gives any person any right, title or interest (conditional or otherwise) in the Subject Interests.

(j) Lessor acknowledges that it has accessed and reviewed Lessee’s reports on file with the U.S. Securities and Exchange Commission, includng Lessee;s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and all subsequently filed Quarterly reports on Form 10-Q and Current Reports on Form 8-K (“SEC Filings”). Lessor acknowledges that the offer and payment of the Purchased Shares is being made only by means of this Agreement and understands that Lessee has not authorized the use of, and Lessor confirms that it is not relying upon, any other information, written or oral, other than material contained in this Agreement or the SEC Filings. Lessor is aware that the receipt of the Purchased Shares involves a high degree of risk and that Lessor may sustain, and has the financial ability to sustain, the loss of its entire investment in the Purchased Shares.

(k) Lessor represents to Lessee that either (i) it is an “accredited investor”, as such term is defined in Rule 501(a) under the Securities Act of 1933 (“Securities Act”) under or (ii) in the event that Lessor is not an “accredited investor”, Lessor either alone or with such Lessor’s “Lessee representative”, as such term is defined in Rule 501(i) under the Securities Act, has such knowledge and experience in financial and business matters that such Lessor is capable of evaluating the merits and risks of the prospective investment in the Purchased Shares.

(l) Lessor is acquiring the Purchased Shares pursuant to this Agreement for its own account, for investment and not with a view to the sale or distribution thereof, and has not granted any other person any interest or participation in or right or option to purchase all or any portion of the Purchased Shares. Lessor is aware that the Purchased Shares are restricted securities within the meaning of Rule 144 under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration. Lessor understands and agrees that the certificates for the Purchased Shares shall bear a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.”

3

(m) Lessor is not acquiring the Purchased Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(n) Lessor represents and warrants that the address set forth in Section 7.1 to this Agreement is its true and correct address, and understands that Lessee will rely on this representation in making filings under applicable securities laws.

ARTICLE IV

Lessee's Representations and Warranties

4.1 Lessee represents and warrants, to and in favor of Lessor, as follows:

(a) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action, corporate or otherwise, on the part of Lessee. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provisions of Lessee's governing documents or any other agreement or document to which Lessee is a party or by which it is bound.

(b) Lessee has incurred no liability, contingent or otherwise, for brokers or finders' fees relating to the transactions contemplated by this Agreement for which Lessor shall have any responsibility.

(c) Lessee is, or shall be as of the Closing Date, duly qualified to transact business in the State of Oklahoma and shall be duly licensed and qualified as an oil and gas lease operator pursuant to rules and regulations of the Oklahoma Corporation Commission.

ARTICLE V

Covenants

5.1 General. As required by economic necessity, Lessee shall have the right of access to Lessor's files and records relating to the Subject Interests, including but not limited to such geological, geophysical, land, title, contract, production and other files, records and data as in Lessor's possession, and Lessor covenants and agrees that Lessor shall not use such materials to compete with Lessee.

5.2 Lessor's Indemnity. Except as specifically set forth elsewhere in this Agreement to the contrary, Lessor agrees to indemnify, defend and hold Lessee harmless from and against any and all claims, damages, costs, expenses, causes of action or judgments of any kind or character arising out of, resulting from or with respect to the ownership or operation of the Subject Interests attributable to the period of time prior to the Effective Time, including but not limited to, those arising out of environmental matters during the term of this Lease Agreement.

5.3 Lessee's Indemnity. Except as specifically set forth elsewhere in this Agreement to the contrary, Lessee agrees to indemnify, defend and hold Lessor harmless from and against any and all claims, damages, costs, expenses, causes of action or judgments of any kind or character arising out of, resulting from or with respect to the ownership or operation of the Subject interests attributable to the period of time after the Effective Time including, but not limited to, those arising out of environmental matters during the term of this Lease Agreement.

5.4 Regulatory and Lease Compliance Obligations. Effective as of the Effective Time, Lessee shall assume all regulatory and lease compliance obligations attendant to the Leases and the Wells including, without limitation, all well plugging and surface reclamation and remediation obligations. Lessor discloses to Lessee that the Lands subject to the Leases have periodically been explored and prospected for oil and gas for more than 100 years, that unknown and unidentified wells may exist (in addition to those identified in Schedule 2) and that wells identified in Schedule 2 as “plugged” may be subject to cracks, leaks, cement and plug failures and the like particularly in the event of fracking or repressurization operations as Lessee may in the future conduct, and Lessee assumes the regulatory and lease compliance obligations associated with such matters.

4

5.5 Further Assurances

(a) Each of the parties hereto shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered any additional assignments or other such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto.

(b) Lessor and Lessee shall execute appropriate division orders and transfer orders pertaining to the Subject Interests as may be presented by Lessee for execution.

(c) Lessor shall cause to be executed and delivered to Lessee releases and termination statements properly releasing all liens, security interests and encumbrances burdening the Subject Interests in form suitable for recording in the appropriate jurisdictions.

(d) Lessor shall cause to be executed and delivered to Lessee any consents, including those consents to assign required by Lessor in any of the Leases described in Exhibit “A”, authorizations and approvals of third persons required in connection with the sale and transfer of the Subject Interests.

ARTICLE VI

Closing

6.1 Closing Date. The Closing shall occur on or before September 30, 2015.

6.2 Place. Closing shall occur at a location mutually acceptable to the parties.

6.3 Closing Deliverables. At Closing:

(a) Lessee shall deliver to Lessor a certificate or other satisfactory evidence of the authorization by Lessee’s members for Lessee’s performance of its obligations hereunder including, without limitation, the authority of Lessee’s signatory to incur indebtedness on behalf of Lessee and to mortgage and encumber the Subject Interests to secure such indebtedness.

(b) Lessor shall deliver to Lessee a certificate or other satisfactory evidence of the authorization by Lessor’s members for Lessor’s performance of its obligations hereunder including, without limitation, the authority of Lessor’s signatory to sell, assign and convey the Subject Interests to Lessee.

(c) Lessor shall execute and deliver to Lessee a Lease, Assignment and Lease Transfer of the Subject Interests in the form of Exhibit “A” attached.

(d) Lessee shall deliver the independent valuation contemplated by Section 2.1 and certificates representing the Purchased Shares.

(e) Lessor shall execute and deliver to Lessee transfer orders, or letters in lieu thereof, directing the first purchaser of production to henceforth remit proceeds of production attributable to the Subject Interests to Lessee.

6.4 Closing Costs.

(a) Lessor shall pay the cost of recording any Leases, Assignments and Lease Transfers.

(b) Lessee shall pay the cost of its own investigations and due diligence.

(c) Each party shall pay their respective attorney’s fees.

5

ARTICLE VII

Miscellaneous

7.1 Notices. All notices and communications required or permitted under this Agreement shall be in writing and any such notice or communication shall be deemed to have been duly given or made if personally delivered, or if mailed by registered or certified mail, postage and certification charges prepaid, or sent by a nationally recognized commercial delivery service, charges prepaid, or by facsimile telecopier, addressed as follows:

If to Lessor:	Kiowa Oil Company
980 Noble Champions Way
Bartonville, Texas 76226

If to Lessee:	West Texas Resources, Inc.
5729 Lebanon Road, Suite 144
Frisco, Texas 75034

The effective date of notice shall be the date such notice is received. Any party may, by notice to the other hereunder, change the address or facsimile number to which delivery shall thereafter be made.

7.2 Headings. The headings of the articles and sections of this Agreement are for convenience and shall not limit or otherwise affect any of the provisions of this Agreement. References in this Agreement to Articles, Sections, subsections and Exhibits shall be deemed to refer to Articles, Sections and subsections of and Exhibits to this Agreement except as provided otherwise in this Agreement.

7.3 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Oklahoma, except to the extent the Collateral for the Mortgage and Security Agreement is located outside the State of Oklahoma the law of the jurisdiction in which the Collateral is located shall control.

7.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter and the Subject Interests and it is the intention of Lessor and Lessee that upon Closing, there shall exist between the parties hereto only such rights and obligations as are expressly provided herein.

7.5 Modifications and Waivers. This Agreement may be amended, modified, or supplemented only by agreement in writing signed by the parties hereto. Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power, or remedy preclude any further or other exercise thereof, or the exercise of any right, power, or remedy. Except as expressly provided herein, no waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced.

7.6 No Third-Party Beneficiaries. There are no third party beneficiaries of this Agreement of the transactions contemplated hereby and nothing contained herein shall be deemed to confer upon anyone other than the parties hereto (and their permitted successors and contributes) any right to insist upon or to enforce the performance of any of the obligations contained herein.

7.7 Prevailing Party’s Attorneys’ Fees and Expenses. In the event any action or proceeding is commenced to obtain a declaration of rights hereunder, to enforce any provision hereof, or to seek rescission of this Agreement for default contemplated herein, whether legal or equitable, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees in addition to all other relief to which it may be entitled therein.

7.8 Waiver of Right to Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

6

7.9 Survival. Except to the extent fully satisfied or performed at or prior to Closing, all representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing.

7.10 Confidentiality. Lessor and Lessee covenant and agree that the terms and provisions of this Agreement shall remain confidential between the parties hereto and not subject to public disclosure, except as may be required for the enforcement hereof, necessary to the filing of the parties’ respective income tax returns, necessary to regulatory compliance (including securities laws), or as compelled by legal process.

7.11 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Signatures on the following page

7

IN WITNESS WHEREOF this Purchase and Sale Agreement is executed by the parties the day and year first above written.

Lessee	Lessor

West Texas Resources, Inc.	Kiowa Oil Company

By:_/s/ John Kerr_____________	By:_/s/ Gary Bryant____
President and CEO	President

STATE OF ________________

____________________ OF ______________

On this the_______ day of ___________, 201___, before me, the undersigned Notary Public in and for the ____________________ and State aforesaid, duly commissioned and qualified personally came and appeared_____________________________________ who declared that he is the Managing Partner of Kiowa Oil Company and that he signed and executed the foregoing Lease, Assignment and Lease Transfer as the free and voluntary act and deed of said company for and on behalf of said company, in the capacity therein stated for the objects and purposes therein set forth after due and complete reading of the whole.

Notary Public

My Commission Expires:

________________________

STATE OF ________________

COUNTY OF ______________

On this the_______ day of ___________, 201____, before me, the undersigned Notary Public in and for the County and State aforesaid, duly commissioned and qualified, personally came and appeared _________________________ who declared that he is ____________, of West Texas Resources, Inc. and that he signed and executed the foregoing Lease, Assignment and Lease Transfer as the free and voluntary act and deed of said company for and on behalf of said company, in the capacity therein stated for the objects and purposes therein set forth after due and complete reading of the whole.

Notary Public

My Commission Expires:

________________________

Lessee, (“Assignee”):

By:____________________________________

8

SCHEDULE 1

See Attached

9

EXHIBIT A

(“Conveyance”)

10